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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): March 7, 2001


                                 TELEVIDEO, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                      0-11552                94-2383795
(State or other jurisdiction        (Commission            (I.R.S. Employer
     of incorporation)              File Number)          Identification No.)

                   2345 Harris Way, San Jose, California 95131
          (Address of principal executive offices, including Zip Code)

                                 (408) 954-8333
              (Registrant's telephone number, including area code)

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ITEM 1-3.  NOT APPLICABLE

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On February 28, 2001, Grant Thornton LLP was replaced as the independent accountant engaged to audit the consolidated financial statements of TeleVideo, Inc. (the "Company") by Choi, Cho & Ahn Accounting Corporation.

Grant Thornton LLP's report on the consolidated financial statements of the Company for the past two years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants from Grant Thornton LLP to Choi, Cho & Ahn Accounting Corporation was recommended by the audit committee and approved by the board of directors of the Company.

During the Company's two most recent fiscal years and through the date of their replacement, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report. A management letter issued by Grant Thornton LLP, dated February 15, 2001, disclosed a reportable condition related to deficiencies in the Company's internal controls over the accounting for and financial reporting of the Company's investments in affiliates.

The Company has requested Grant Thornton LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by the Company herein and, if not, stating the respects in which they do not agree. Said letter is filed as Exhibit 16 hereto.

ITEM 5-8.  NOT APPLICABLE

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: March 7, 2001

                                      TELEVIDEO, INC.


                                      By:  /s/ K. PHILIP HWANG
                                           -----------------------------
                                           K. Philip Hwang
                                           CHAIRMAN AND CHIEF
                                           EXECUTIVE OFFICER

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